UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5480 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Effective on April 3, 2008, pursuant to the Company’s Bylaws, the Board increased the fixed number of Directors from six to seven Directors. Effective on April 3, 2008, Atheros’ Board of Directors elected Christine King as a member of the Board of Directors. Ms. King will serve as a Class III director and will serve until the Annual Meeting of Stockholders of Atheros to be held in 2009, or until Ms. King’s earlier death or resignation or removal from the Board.

As a non-employee director, Ms. King will receive an annual cash retainer of $25,000 per year. In addition, if Ms. King is appointed to any committees of the Board, she will receive an annual retainer of $2,500 for each committee on which she serves ($5,000 for service on the Audit Committee). These annual retainers are payable on a pro rata basis for the portion of the year on which Ms. King serves on our Board or a committee.

Ms. King will also receive nondiscretionary, automatic grants of nonstatutory stock options under our 2004 Stock Incentive Plan (2004 Plan). Under our 2004 Plan, on April 4, 2008, Ms. King was automatically granted an initial option to purchase 37,500 shares of our common stock upon first becoming a member of our Board of Directors. The initial option vests and becomes exercisable over four years, with the first 25% of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting ratably over the following 36 months. Commencing in 2009, immediately after each of our regularly scheduled annual meetings of stockholders, Ms. King will be automatically granted a nonstatutory option to purchase 7,500 shares of our common stock. These options will vest and become exercisable ratably over 48 months. The options granted to Ms. King have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, and will become fully vested if we are subject to a change of control.

Ms. King will also be reimbursed for reasonable expenses to attend Board and any committee meetings and to perform other relevant Board duties. Except as described above, Ms. King will not receive any additional compensation for her services as a member of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2008

ATHEROS COMMUNICATIONS, INC.

By:	/s/ Jack R. Lazar
Name:	Jack R. Lazar
Title:	Vice President of Corporate Development and Chief Financial Officer

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